EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

	Contact:	Manolo Zúñiga, CEO
Ed Caminos,
FOR IMMEDIATE RELEASE		Interim Chief Financial Officer
BPZ Energy, Inc.
281-556-6200

BPZ Energy Provides Operations and Financial Update

HOUSTON — August 16 2006 — BPZ Energy, Inc.  (OTC: BPZI) today announced an update on their filing status with the SEC, an operations update on the scheduled drilling program for the Corvina gas field located offshore in northwest Peru, an update on potential expanded power markets for their planned 160 MW power plant, and results of the Company’s internal evaluation of the Albacora oilfield’s potential.

Financial Update

Financial Update The Company is continuing its efforts to complete its accounting restatement as a result of the previously announced review comments from the SEC. The issues raised by the SEC included (i) the accounting treatment for the Company’s relationship with Navidec Financial Services, Inc. (“NFS”), (ii) the financial statement presentation of the pre-merger operations of BPZ Energy, Inc., a Texas corporation (“BPZ-Texas”), during the period it was a privately-held company under control of its then-parent company, BPZ & Associates, Inc., (“Associates”) and (iii) the accounting treatment for the distribution of the first tranche of earn-out shares payable to the pre-merger shareholders of BPZ-Texas.

The Company has been communicating with the SEC, to resolve all of the accounting matters raised by them, prior to filing its amended and restated financial statements. As a result of these communications the Company has reached the following conclusions as they relate to the above three items:

Accounting for NFS

The Company plans on restating its consolidated financial statements to exclude the operations of NFS for all periods presented. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the date prior to consummation of the Merger. The Company previously concluded, as presented in its 2004 Form 10-KSB/A filed on January 17, 2006, that it was the record owner of NFS shares, but that any ownership was at most temporary, and restated its consolidated financial statements to account for NFS on the equity method until such time as the final distribution of NFS shares to the pre-merger shareholders had been completed in all respects. However, the Company subsequently learned through discovery performed with respect to an action the Company filed against NFS in District Court, Arapahoe County, Colorado (the “Court”) that share certificates of NFS were issued in the names of the shareholders of the pre-merger Navidec effective September 9, 2004 and no NFS certificates were ever issued to the Company. In addition, a Findings of Fact and Conclusions of Law (the “Order”) issued by the Court stated that BPZ was not a shareholder of NFS at any time after September 9, 2004. Based on these findings, the Company concluded that it should not account for the post-Merger operations of NFS in its consolidated financial statements.

Allocation of Costs Incurred by BPZ & Associates, Inc.

The Company plans on restating its consolidated financial statements as a result of a change in the methodology used to allocate costs from Associates, its former parent. The Company has identified costs that were incurred by Associates in support of BPZ-Texas’ activities from BPZ-Texas’ inception in August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas’ financial statements. Additionally, all of Associates’ costs on BPZ-Texas’ projects in excess of third party reimbursements have been allocated to BPZ-Texas in an effort to reflect all the costs of doing business. The Company believes its allocation methodology is reasonable.

Accounting for the distribution of earn-out shares

The Company has concluded that its accounting treatment for the distribution of the first tranche of earn-out shares payable to the pre-merger shareholders of BPZ-Texas is proper as it is representative of the substance of the transaction and is supported by accounting literature. Accordingly, the Company believes no additional adjustments are necessary.

In addition, while resolving the issues discussed above, the Company discovered that its valuation of certain options assumed in the Merger with Navidec was incorrect. The Company intends to restate its consolidated financial statements to reflect a change in the valuation of the options assumed by the Company in the Merger with Navidec to purchase 1,332,076 shares of Navidec common stock. All shares underlying such options are issuable as common stock of the Company. The fair value of these options, using the Black-Scholes model, was determined to be $3.21 (compared to $1.48 in the Company’s prior restatement) based on the determined exercise price and the market price of the underlying common stock on the date of grant, among other Black-Scholes inputs.

As a result of the restatements of its financial statements described above, the Company will be required to amend its 2005 Form 10-KSB and its Form 8-K’s filed December 6, 2004 and January 17, 2006. The Company expects to file drafts of these amendments and drafts of its Form 10-Q’s for the quarters ended March 31 and June 30, 2006 (collectively, including the amendments, the “34 Act Filings”) with the SEC next week. After allowing sufficient time for SEC review the Company anticipates filing these “34 Act Filings” in the first half of September 2006, though it can give no assurance that such filings will be made in that time period. On or about the date of the filing of the 34 Act Filings, the Company intends to file a Form S-1 registration statement registering the common shares it issued in a private placement completed in July 2005. An independent consulting firm, Opportune LLP, as well as the Company’s external auditors, have been assisting with the preparation of the necessary filings with the SEC.

Operations Update

Corivna Gas Field

The Petrex drilling rig mobilization to the Corvina gas field platform is ongoing. The sub-base, derrick, drawworks, BOPs, shale shakers, top drive, traveling block, tool pusher, company man, and directional cabins are now setup on the fully refurbished Corvina platform. The BPZ-01 tender barge will now receive the second mobilization load consisting of drill pipe, casing, engines and generators, SCR, mud tanks, choke manifold, living trailers and equipment from service companies such as Schlumberger. Spudding of the Company’s first Corvina well is expected later this month.

Gas-to-Power Project

Peru and Ecuador have signed a cross-border agreement to dispatch 90 MW of electricity effective September 1, 2006, via the new power transmission lines interconnecting Peru and Ecuador.

The electric interconnect and commercial agreement presents significant opportunities to the Company’s Nueva Esperanza power plant, which will be located in northern Peru adjacent to the substation where the interconnection begins. The additional demand from southern Ecuador validates future plans for installing additional gas turbine generation at the Company’s planned 160 MW power plant, with the goal of eventually reaching 600 MW of plant capacity to supply the growing power markets of Peru and Ecuador.

Albacora Oilfield

The baseline field work has been completed towards the securing of environmental permits required for platform repair, the workover of shut-in wells, and the drilling program. Bureau Veritas has been engaged to assist the Company in the upcoming platform refurbishment and inspection. The Company has also completed its internal evaluation of the Albacora oilfield’s reserves based on the definitions and standards adopted in 1997 by the Society of Petroleum Engineers & World Petroleum Congresses (SPE/WPC), which are currently estimated to be 12 MMBO proved, 7 MMBO probable, and 140 MMBO possible. The Company is now seeking an independent certification of the oilfield’s reserves.

About BPZ Energy

Houston-based BPZ Energy, Inc. is an oil and gas exploration and production company with properties in northwest Peru and southwest Ecuador. It is executing an integrated gas-to-power strategy which includes generation and sale of electric power in Peru and sales of gas into Ecuador for third-party power generation. BPZ has exclusive rights and license agreements for oil and gas exploration and production covering approximately 2.4 million acres in four properties in northwest Peru. It also owns a working interest in a producing property in southwest Ecuador. The Company’s website at www.bpzenergy.com provides additional information about the Company’s plans, including photographs and other information with respect to its operations.

This Press Release contains forward-looking statements based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements.  Such uncertainties include the success of our project financing efforts as well as the successful management of our capital development project and other normal business risks.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.

Cautionary Note to U.S. Investors Regarding Oil and Gas Reserve Estimates:

The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “Proved” reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release such as “Proved”, “Probable” or “Possible” oil and gas reserves that the SEC’s guidelines strictly prohibit us from including in our filings with the SEC. U.S. investors are urged to consider closely the disclosures in our SEC filings, which are available from the Company or directly from the SEC at www.sec.gov. The reserve quantities reflected above were generated by the Company using the 1997 definitions and standards of the Society of Petroleum Engineers and World Petroleum Congresses. These definitions and standards may result in estimates of proved reserves which are materially different from those disclosed in the Company’s filings with the SEC.